UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 30, 2013

Intermolecular, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-35348	20-1616267
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 N. First Street San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

(408) 582-5700
(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Amendment of Agreements with ATMI

On December 30, 2013, we amended the Alliance Agreement, the Wets Workflow Purchase Agreement and the Dry Workflow Purchase Agreement with Advanced Technology Materials, Inc. (“ATMI”) dated November 20, 2006, July 13, 2007 and December 16, 2008, respectively, and as subsequently amended (collectively, the “Original Agreements”).

This amendment will be effective as of January 1, 2014, and as amended, for the period beginning January 1, 2014 through December 31, 2014 (the “Amendment Period”). Under this amendment, ATMI will resume owing us volume-based royalties in exchange for using our HPC technology and for selling ATMI products developed using our HPC Technology. As part of making such royalty payments, ATMI will make minimum quarterly payments during the Amendment Period.

Additionally, during the Amendment Period, ATMI will pay us fees to license certain installed tools that ATMI purchased from us under the Original Agreements and for us to provide support services for certain tools. However, during the Amendment Period, ATMI has not renewed certain licenses for certain other installed tools that ATMI had purchased from us under the Original Agreements.

This amendment also terminates provisions in the Original Agreements which had restricted us from entering into joint marketing, sales or development agreements in certain fields with certain competitors of ATMI and from selling certain tools and related products to certain ATMI competitors for use in certain fields.

The foregoing description of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment that will subsequently be filed as an exhibit to our Annual Report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERMOLECULAR, INC.

Date: December 30, 2013	By:	/s/ DAVID E. LAZOVSKY
David E. Lazovsky
President and Chief Executive Officer